Exhibit 99.1
COGNIZANT TO ACQUIRE BELCAN FOR APPROXIMATELY $1.3 BILLION TO SIGNIFICANTLY STRENGTHEN ENGINEERING CAPABILITIES AND ESTABLISH A LEADERSHIP POSITION IN AEROSPACE & DEFENSE MARKET

Significantly expands access to the ~$190 billion rapidly growing, specialized
Engineering Research & Development services market

Immediately accelerates growth opportunity through presence in attractive aerospace & defense sector with established blue-chip clients

Expected to deliver >$100 million in annual revenue synergies within three years and to be accretive to 2026 EPS

Cognizant to host investor conference call to discuss transaction on June 10, 2024 at 8:30 a.m. Eastern

TEANECK, N.J., June 10, 2024 -- Cognizant (NASDAQ: CTSH) (the “Company”) today announced it has signed a definitive agreement to acquire Belcan, LLC ("Belcan"), a portfolio company of AE Industrial Partners and a leading global supplier of Engineering Research & Development (ER&D) services, at a purchase price of approximately $1.3 billion in cash and stock, subject to customary adjustments.

Belcan is an established player in ER&D that provides mission-critical digital engineering services for a long-standing customer base across the commercial aerospace, defense, space, marine and industrial verticals, primarily in North America and the United Kingdom (UK).

The acquisition will significantly expand Cognizant’s ER&D capabilities, building upon the Company’s leadership in the Internet of Things (IoT) and Digital Engineering practice areas. Combining with Belcan will also add scale and enable Cognizant to establish a leadership position in the high-growth aerospace & defense (A&D) industry with a blue-chip client base, deep domain expertise, and significant technological capabilities with over 6,500 engineers and technical consultants.

The revenue the acquired business will contribute to Cognizant in 2024 depends on the timing of the close but is expected to be over $800 million on an annualized basis. Revenue from the acquired business has grown at an 8% compound annual growth rate (CAGR) over the last two years.

“We believe that acquiring Belcan will strengthen Cognizant’s position in the sizable and fast-growing ER&D services market,” said Cognizant CEO Ravi Kumar S. “Belcan’s deep engineering capabilities and domain expertise across the aerospace & defense market will be complemented by Cognizant’s scale and own multi-decade digital engineering expertise, providing Belcan’s blue-chip client roster access to our advanced AI, Cloud and Data technologies.”

Kumar continued, “We see the opportunity to immediately accelerate revenue growth and create compelling shareholder value through our combined engineering capabilities. Belcan’s clients would gain access to Cognizant’s full suite of technology services, while Cognizant’s clients across the manufacturing, automotive, energy, and high-tech sectors we believe will benefit from Belcan’s engineering skills.”

As a result of this transaction, Cognizant expects to:
•Significantly expand its access to the ~$190 billion ER&D services market, which is expected to grow at an over 10% forward CAGR through 2026, complementing its existing IoT and Digital Engineering practice areas
•Diversify into the fast-growing A&D, space and marine sectors, with a stable set of blue-chip clients
•Add a highly skilled, technical and accredited workforce and an employer of choice in ER&D services

•Create shareholder value through enhanced growth opportunities and expected EPS accretion in 2026; expected to be broadly neutral to EPS in 2025
•Deliver over $100 million in annual revenue synergies within three years, with additional cost synergies expected over time
•Complement the highly talented and strong US/UK based workforce of Belcan with the talent pool from Cognizant’s global delivery network to support global programs in the Belcan client base

Lance Kwasniewski, the CEO of Belcan, is expected to continue to lead Belcan, which will continue to operate under the Belcan name as an operating unit of Cognizant. Cognizant will also establish a dedicated integration program office to drive execution against strategic and financial goals for the transaction.

“We are excited about this unique combination and the value creation it will bring to our customers, along with the opportunities it will provide for our employees. Cognizant will better position our team to capitalize on compelling tailwinds, including increasing outsourced ER&D spend, the transformative impact of digital engineering adoption rates, robust commercial aerospace demand, and favorable long-term defense and space spending,” said Mr. Kwasniewski. “Belcan’s experienced team has built a growth-oriented business delivering highly complex, mission-critical, scalable services to our long-standing customer base. I look forward to continuing to lead our team as we unite and leverage Belcan’s and Cognizant’s comprehensive services and cross-industry clientele to execute on our collective strategy, ultimately earning the role of our clients’ most trusted partner in intelligent engineering.”

Transaction Details
The transaction is anticipated to close in the quarter ending September 30th, 2024, subject to the receipt of required regulatory approvals and other closing conditions. The total purchase price of approximately $1.29 billion, subject to customary adjustments, comprises $1.19 billion in cash consideration and a fixed 1.47 million Cognizant shares, with a current value of $97 million based on Cognizant’s closing share price on Friday, June 7, 2024. The cash consideration is expected to be funded through a mix of cash on hand and debt.

Cognizant intends to increase its share repurchase plan to maintain current share count guidance of 497 million for the full year 2024.

Advisors
Perella Weinberg Partners served as financial advisor and Arnold & Porter served as legal advisor to Cognizant. Jefferies and Solomon Partners acted as financial advisors and Kirkland & Ellis served as legal advisor to Belcan.

Conference Call Details
Cognizant will host a conference call on June 10, 2024, at 8:30 a.m. (Eastern) to discuss the transaction. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international).

About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we're improving everyday life. See how at www.cognizant.com or @cognizant.

About Belcan
Founded in 1958, Belcan is a global supplier of design, software, manufacturing, supply chain, information technology, and digital engineering services to the aerospace, defense, space, marine, government services, automotive, and industrial markets. Belcan engineers better outcomes for customers – from jet engines, airframe, and avionics to heavy vehicles, automobiles, and cybersecurity.

Forward Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to the anticipated growth of the ER&D services market and A&D sector; the benefits of the proposed transaction between us and Propulsion Holdings, LLC (“Belcan") (the indirect parent of Belcan, LLC), including the impact of the acquisition of Belcan on the business and prospects of both Cognizant and Belcan, including revenue, synergies, new business opportunities, growth, expansion and the anticipated impact of the transaction on our future financial and operating results; the expected timing of the transaction closing; the combined company's plans, objectives, expectations and intentions, including the contemplated increase in Cognizant’s share repurchase plan; and other statements that are not historical facts. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the risk that the revenue synergies and any cost savings from the transaction may not be fully realized or may take longer than anticipated to be realized; disruption to the parties' businesses as a result of the announcement and pendency of the transaction; the ability by each of Cognizant and Belcan to obtain required approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect us after the closing of the transaction or adversely affect the expected benefits of the transaction; reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the transaction; the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; risks related to management and oversight of the expanded business and operations of Cognizant following the transaction due to the increased size and complexity of its business; the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the transaction; the risk that combining Belcan's business and operations into Cognizant will be more costly or difficult than expected, or that we are otherwise unable to successfully integrate Belcan's businesses with our own, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and other factors that may affect our future results or that of Belcan, including general economic conditions, the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, our ability to successfully implement our NextGen program and the amount of costs, timing of incurring costs and ultimate benefits of such plans, our ability to successfully use AI-based technologies, legal, reputational and financial risks resulting from cyberattacks, changes in the regulatory environment, including with respect to immigration and taxes. Additional factors which could affect future results are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

For more information, contact:

Investors	Media
Tyler Scott – VP, Investor Relations Tyler.Scott@Cognizant.com	Jeff DeMarrais – VP, Global Communications Jeff.DeMarrais@Cognizant.com

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